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                                 EXHIBIT 23.1
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    [On letterhead of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.]


                               December 8, 1997

                                                                  (910) 271-3112



Board of Directors
Mooresville Savings Bank, SSB
347 North Main Street
Mooresville, North Carolina  28115

Gentlemen:

     We hereby consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus which is included in your Registration Statement on Form S-1 (No. 333-35497) and to the incorporation by reference of such Prospectus and relevant portions of such Registration Statement on Form S-1 into your Registration Statement on Form S-8.

                                       Brooks, Pierce, McLendon,
                                        Humphrey & Leonard, L.L.P.


                                       By: /s/ Edward C. Winslow III
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                                               Edward C. Winslow III